Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our reports dated March 10, 2006, except for Note 26, as to which the date is July 27, 2006, relating to the financial statements and financial statement schedules of GNC Corporation, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
August 4, 2006